Exhibit 5.1
[Letterhead of Drewry Simmons Vornehm LLP]
January 27, 2006
Fortune Diversified Industries, Inc.
6402 Corporate Drive
Indianapolis, Indiana 46278
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as legal counsel to Fortune Diversified Industries, Inc., an Indiana corporation (the “Company”), with respect to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on January 27, 2006 for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), up to: (a) 1,838,185 shares (the “Note Shares”) of the Company’s common stock, par value $.10 per share (the “Common Stock”) underlying the Company’s Convertible Term Note (the “Note”) dated November 21, 2005 and (b) 286,363 shares (the “Warrant Shares”) of Common Stock underlying certain warrants (the “Warrants”) issued on November 21, 2005 and January 26, 2006 to purchase shares of Common Stock.
Based on our review of the Articles of Incorporation of the Company, the By-laws of the Company, as amended, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Note Shares, if and when issued upon conversion in accordance with the terms of the Note, will be validly issued, fully paid and nonassessable, and that the Warrant Shares, if and when issued and paid for in accordance with the Warrants, will be validly issued, fully paid and nonassessable.
We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
It is understood that this letter is to be used in connection with the resale of the Note Shares and the Warrant Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.
Very truly yours,
/s/ Drewry Simmons Vornehm, LLP
DREWRY SIMMONS VORNEHM, LLP